UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

MERIT MEDICAL SYSTEMS, INC.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE LP

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

STARBOARD VALUE AND OPPORTUNITY MASTER FUND L LP

STARBOARD VALUE AND OPPORTUNITY S LLC

STARBOARD VALUE AND OPPORTUNITY C LP

STARBOARD VALUE R LP

STARBOARD VALUE R GP LLC

STARBOARD VALUE L LP

STARBOARD VALUE GP LLC

STARBOARD PRINCIPAL CO LP

STARBOARD PRINCIPAL CO GP LLC

JEFFREY C. SMITH

PETER A. FELD

LONNY J. CARPENTER

TIMOTHY P. COLLINS

WENDY F. DICICCO

DAVID K. FLOYD

THOMAS A. MCEACHIN

GAVIN T. MOLINELLI

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Starboard Value LP, together with the other participants named herein (collectively, “Starboard”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2020 annual meeting of shareholders (the “Annual Meeting”) of Merit Medical Systems, Inc., a Utah corporation (the “Company”).

On January 27, 2020, Starboard filed an amendment to its Schedule 13D with respect to the Company announcing its nomination of a slate of highly-qualified director nominees for election at the Annual Meeting, a copy of which is attached hereto as Exhibit 1 and is incorporated herein by reference.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

STARBOARD STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Starboard Value LP, Starboard Value and Opportunity Master Fund Ltd ("Starboard V&O Fund"), Starboard Value and Opportunity S LLC ("Starboard S LLC"), Starboard Value and Opportunity C LP ("Starboard C LP"), Starboard Value and Opportunity Master Fund L LP (“Starboard L Master”), Starboard Value L LP (“Starboard L GP”), Starboard Value R LP (“Starboard R LP”), Starboard Value R GP LLC (“Starboard R GP”), Starboard Value GP LLC (“Starboard Value GP”), Starboard Principal Co LP (“Principal Co”), Starboard Principal Co GP LLC (“Principal GP”), Jeffrey C. Smith, Peter A. Feld, Lonny J. Carpenter, Timothy P. Collins, Wendy F. DiCicco, David K. Floyd, Thomas A. McEachin and Gavin T. Molinelli.

As of the date hereof, Starboard V&O Fund beneficially owns directly 3,049,249 shares of Common Stock, no par value, of the Company (the "Common Stock"). As of the date hereof, Starboard S LLC directly owns 496,497 shares of Common Stock.  As of the date hereof, Starboard C LP directly owns 287,969 shares of Common Stock.  As of the date hereof, Starboard L Master directly owns 276,758 shares of Common Stock. Starboard L GP, as the general partner of Starboard L Master, may be deemed the beneficial owner of the 276,758 shares of Common Stock owned by Starboard L Master. Starboard R LP, as the general partner of Starboard C LP, may be deemed the beneficial owner of the 287,969 shares of Common Stock owned by Starboard C LP. Starboard R GP, as the general partner of both Starboard R LP and Starboard L GP, may be deemed the beneficial owner of an aggregate of 564,727 shares of Common Stock directly owned by Starboard C LP and Starboard L Master. As of the date hereof, 854,527 shares of Common Stock were held in an account managed by Starboard Value LP (the “Starboard Value LP Account”). Starboard Value LP, as the investment manager of each of Starboard V&O Fund, Starboard C LP, Starboard L Master and the Starboard Value LP Account and the manager of Starboard S LLC, may be deemed the beneficial owner of an aggregate of 4,965,000 shares of Common Stock directly owned by Starboard V&O Fund, Starboard S LLC, Starboard C LP, Starboard L Master and held in the Starboard Value LP Account. Each of Starboard Value GP, as the general partner of Starboard Value LP, Principal Co, as a member of Starboard Value GP, Principal GP, as the general partner of Principal Co and each of Messrs. Smith and Feld, as a member of Principal GP and as a member of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP, may be deemed the beneficial owner of 4,965,000 shares of Common Stock directly owned by Starboard V&O Fund, Starboard S LLC, Starboard C LP, Starboard L Master and held in the Starboard Value LP Account.  As of the date hereof, Ms. DiCicco directly beneficially owns 3,000 shares of Common Stock. As of the date hereof, Mr. Collins directly beneficially owns 1,385 shares of Common Stock. As of the date hereof, Messrs. Carpenter, Floyd, McEachin and Molinelli do not own any shares of Common Stock.